UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

WORLD SURVEILLANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, Florida 32815

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2013, World Surveillance Group Inc. signed a teaming agreement with three other companies to establish a consortium to further develop and commercialize WSGI’s Argus One lighter-than-air unmanned aerial vehicle. As part of the agreement, the Argus One development program will be relocated to Springfield, Ohio from its current location in Easton, Maryland.

In addition to World Surveillance Group, the initial partners in the consortium are: The Trident Group, Ltd., based in Dublin, Ohio (“Trident”), EWA Government Systems, Inc., based in Herndon, VA and with an office in Dayton, Ohio (“EWA GSI”) and Advanced Virtual Engine Test Cell, Inc., based in Springfield, Ohio (“Avetec”). Additional partners are expected to join the consortium in the future.

Capitalized terms used but not defined herein have the meanings set forth in the agreement. The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Ohio Lighter Than Air UAS Consortium Teaming Agreement, dated August 23, 2013, by and between World Surveillance Group Inc., The Trident Group, Ltd., EWA TRIAD, LLC, and Advanced Virtual Engine Test Cell, Inc.

99.1	Press Release dated August 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: August 29, 2013	/s/ Glenn D. Estrella
By: Glenn D. Estrella Title: President and Chief Executive Officer